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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form SB-2, File # 333-120390 (the "Registration Statement")of Markland Technologies, Inc. and subsidiaries (the "Company"), of our report dated October 13, 2004, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Wolf & Company, P.C.
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Wolf & Company, P.C.
Boston, Massachusetts
November 30, 2004